Exhibit 99.1

Airgain® Reports Third Quarter 2021 Financial Results

San Diego, CA, November 9, 2021 – Airgain, Inc. (Nasdaq: AIRG), a leading provider of advanced wireless connectivity solutions and technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise, and automotive, today reported financial results for the third quarter ended September 30, 2021.

“We are excited about Airgain’s prospects for growth in 2022 and beyond despite the transitory industry-wide global supply shortage, which has impacted our top line revenue and gross margin,” said Airgain’s President and Chief Executive Officer, Jacob Suen. “End customer demand for our products remains very strong, especially in our largest growth markets, Enterprise and Automotive. This follows our strategy to grow our integrated wireless systems revenue with our industrial IoT, traditional enterprise Wi-Fi systems, and our AirgainConnect® platform products. We generated growth across each of those markets during the first nine months of 2021 and expect that growth to continue into 2022. We continue to invest in our integrated wireless systems product portfolio as we navigate through the volatile and dynamic macro environment. Our strategy to pivot toward providing system solutions is working, and we remain confident in our future and ability to create long-term shareholder value."

Third Quarter 2021 Financial Highlights

•
Sales of $15.5 million
•
GAAP gross margin of 35.9%
•
Non-GAAP gross margin of 36.5%
•
GAAP operating expenses of $8.6 million
•
Non-GAAP operating expenses of $6.8 million
•
GAAP net loss of $3.1 million or $0.30 per share
•
Non-GAAP net loss of $1.1 million or $0.11 per share
•
Adjusted EBITDA of $(1.0) million

Third Quarter 2021 Financial Results

Sales for the third quarter of 2021 were $15.5 million, of which $4.6 million was generated from the consumer market, $8.7 million from the enterprise market and $2.2 million from the automotive market. Sales decreased by 10.6%, or $1.8 million in the third quarter of 2021 compared to $17.3 million in the second quarter of 2021. Consumer sales declined from the second quarter of 2021 by $4.3 million primarily due to continuing weakness from the global supply shortage impacting our ODM/OEM customers who provide consumer products to our service provider end customers. Enterprise product sales increased from the second quarter of 2021 by $2.5 million driven by the product ramp of industrial Internet of Things (IoT) devices as well as the ramp of a Wi-Fi antenna solution sold to a major enterprise customer. Automotive sales remained relatively flat from the second quarter of 2021. Sales for the third quarter of 2021 increased by 18.8%, or $2.4 million from $13.0 million in the same year-ago period. The increase in sales from the third quarter of 2020 was primarily due to sales

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of industrial IoT products in the enterprise market and increased sales of $0.3 million from the automotive market offset by a decrease in sales of $5.8 million from the consumer market.

GAAP gross profit for the third quarter of 2021 was $5.5 million compared to $7.3 million for the second quarter of 2021 and $6.0 million in the same year-ago period. Non-GAAP gross profit for the third quarter of 2021 was $5.6 million compared to $7.4 million for the second quarter of 2021 and $6.1 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

GAAP gross margin for the third quarter of 2021 was 35.9%, compared to 42.2% for the second quarter of 2021 and 46.3% in the same year-ago period. The decrease in gross margin compared to the second quarter of 2021 was primarily due to changes in product mix including increased sales of enterprise products which yield a lower gross margin as well as increased production and freight costs, primarily associated with the impact of the global supply shortage and logistic delays within the global supply chain. The decrease in gross margin compared to the same year-ago period was primarily due to changes in the product mix including the sales of industrial IoT devices with lower gross margins, higher production and freight costs and higher amortization costs associated with the NimbeLink acquisition. Non-GAAP gross margin for the third quarter of 2021 was 36.5% compared to 42.8% for the second quarter of 2021 and 46.6% in the same year-ago period. The decrease in non-GAAP gross margin from the second quarter of 2021 and the same year-ago period was primarily due to the impact of ramping industrial IoT revenue, higher production and freight costs and product mix (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Total GAAP operating expenses for the third quarter of 2021 were $8.6 million, compared to $10.0 million for the second quarter of 2021 and $6.2 million in the same year-ago period. Operating expenses were lower for the third quarter of 2021 compared to the second quarter of 2021 due to the $1.6 million charge related to the change in the fair value of contingent consideration associated with the NimbeLink acquisition that was recognized in the second quarter of 2021. The higher operating expenses for the third quarter of 2021 compared to the same year-ago period were primarily due to the NimbeLink acquisition which resulted in added headcount, facilities and IT expenses as well as increased outsourced service costs. Non-GAAP operating expenses for the third quarter of 2021 remained relatively flat compared to the second quarter of 2021. Non-GAAP operating expenses for the third quarter of 2021 were $6.8 million compared to $5.5 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

GAAP net loss for the third quarter of 2021 was $3.1 million or $0.30 per share (based on 10.1 million shares), compared to a GAAP net loss of $2.6 million or $0.26 per share (based on 10.0 million shares) for the second quarter of 2021 and a GAAP net loss of $0.3 million or $0.03 per share (based on 9.7 million shares) in the same year-ago period. The $0.5 million increase in net loss compared to the second quarter of 2021 was due to lower gross profit and higher income tax provision offset by lower operating expenses. Non-GAAP net loss for the third quarter of 2021 was $1.1 million or $0.11 per share (based on 10.1 million shares), compared to non-GAAP net income of $0.6 million or $0.05 per share (based on 10.8 million diluted shares) for the second quarter of 2021 and a non-GAAP net income of $0.6 million or $0.06 per share (based on 10.1 million diluted shares) for the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Adjusted EBITDA for the third quarter of 2021 was $(1.0) million, compared to adjusted EBITDA of $0.7 million for the second quarter of 2021 and in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

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First Nine Months 2021 Financial Highlights

•
Sales of $50.1 million
•
GAAP gross margin of 39.4%
•
Non-GAAP gross margin of 40.6%
•
GAAP operating expense of $27.4 million
•
Non-GAAP operating expense of $20.6 million
•
GAAP net loss of $5.4 million or $0.54 per share
•
Non-GAAP net loss of $0.2 million or $0.02 per share
•
Adjusted EBITDA of $0.2 million

First Nine Months 2021 Financial Results

Sales for the first nine months of 2021 were $50.1 million, of which $23.8 million was generated from the consumer market, $19.2 million from the enterprise market and $7.1 million from the automotive market. Sales increased by 40.5%, or $14.5 million in the first nine months of 2021 compared to $35.7 million in the same year-ago period. The increase in sales was primarily due to sales recognized from industrial IoT devices as well as higher sales in the automotive market and a ramp in enterprise Wi-Fi products.

GAAP gross profit for the first nine months of 2021 was $19.7 million compared to $16.7 million in the same year-ago period. Non-GAAP gross profit for the first nine months of 2021 was $20.4 million compared to $16.8 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

GAAP gross margin for the first nine months of 2021 was 39.4%, compared to 46.9% in the same year-ago period. The decrease in gross margin was primarily due to changes in the product mix including the sales of industrial IoT devices with lower gross margins, higher production and freight costs as well as an inventory step-up adjustment and higher amortization costs associated with the NimbeLink acquisition. Non-GAAP gross margin for the first nine months of 2021 was 40.6%, compared to 47.2% in the same year-ago period. Non-GAAP gross margin decreased 660 basis points from the same year-ago period primarily due to change in product mix including the sales ramp of industrial IoT devices having lower gross margins and lower consumer sales that have higher gross margins, and higher production and freight costs (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Total GAAP operating expenses for the first nine months of 2021 were $27.4 million, compared to $18.9 million in the same year-ago period. The higher operating expenses were primarily due to the NimbeLink acquisition which resulted in added headcount, facilities and IT expenses as well as the change in fair value of contingent consideration of $1.7 million related to the NimbeLink acquisition. Non-GAAP operating expense for the first nine months of 2021 was $20.6 million, compared to $16.5 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

GAAP net loss for the first nine months of 2021 was $5.4 million or $0.54 per share (based on 10.0 million shares), compared to a GAAP net loss of $2.2 million or $0.23 per share (based on 9.7 million shares) in the same year-ago period. The increase was due to increased operating expenses, partially offset by increased gross profit and a $2.2 million tax benefit. In connection with the NimbeLink acquisition, deferred tax liabilities associated with the intangible assets and a $2.3 million release of the valuation allowance was recorded in the first quarter of 2021. Non-GAAP net loss for the first nine months

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of 2021 was $0.2 million or $0.02 per share (based on 10.1 million shares), compared to non-GAAP net income of $0.3 million or $0.03 per share (based on 9.9 million diluted shares) in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Adjusted EBITDA for the first nine months of 2021 was $0.2 million, compared to $0.7 million for the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Fourth Quarter 2021 Financial Outlook

•
Sales are expected to be in the range of $13.5 million to $14.5 million
•
GAAP gross margin is expected to be in the range of 32.5% to 34.5%
•
Non-GAAP gross margin is expected to be in the range of 33% to 35%
•
GAAP operating expense is expected to be $9.1 million, plus or minus $0.1 million
•
Non-GAAP operating expense is expected to be $7.0 million, plus or minus $0.1 million
•
GAAP net loss per share is expected to be $0.44 at midpoint
•
Non-GAAP net loss per share is expected to be $0.22 at midpoint
•
Adjusted EBITDA is expected to be $(2.1) million at midpoint

Our financial outlook for the three months ending December 31, 2021, including reconciliations of GAAP to non-GAAP measures can be found at the end of this press release.

Conference Call

Airgain management will hold a conference call today (Tuesday, November 9, 2021) at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss financial results for the third quarter ended September 30, 2021.

Airgain management will host the presentation, followed by a question and answer period.

Date: Tuesday, November 9, 2021

Time: 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)

Please follow the below web address to register for the Third Quarter 2021 Conference Call. Upon registering, you will be provided call details with a unique ID. There will be a reminder email sent out to all registered participants.

Registration: https://www.incommglobalevents.com/registration/q4inc/9027/airgain-q3-2021-earnings-call/

The conference call will be broadcast simultaneously and available for replay via the investor relations section of the company's website at www.airgain.com.

A replay of the call is available after 8:00 p.m. Eastern Time on the same day until November 9, 2021.

U.S. replay dial-in: (866) 813-9403 or (929) 458-6194

International replay dial-in: +44 204 525 0658
Conference ID: 310211

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About Airgain, Inc.

Airgain is a leading provider of advanced wireless connectivity solutions and technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise, and automotive. Airgain's mission is to connect the world through advanced antenna systems and integrated wireless solutions. Combining design-led thinking with testing and development, Airgain's technologies are deployed in carrier, fleet, enterprise, residential, private, government, and public safety wireless networks and systems, including set-top boxes, access points, routers, modems, gateways, media adapters, portables, digital televisions, sensors, fleet, and asset tracking devices. Through its pedigree in the design, integration, and testing of high-performance embedded antenna technology, Airgain has become a leading provider to the residential wireless local area networking, also known as WLAN, market, supplying to leading carriers, original equipment manufacturers, or OEMs, original design manufacturers, or ODMs, and chipset manufacturers who depend on Airgain to achieve their wireless performance goals. Airgain is headquartered in San Diego, California, and maintains design and test centers in the U.S., U.K., and China. For more information, visit airgain.com, or follow Airgain on LinkedIn and Twitter.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding our fourth quarter 2021 and 2022 financial outlook, demand for our products and prospects for future growth across our markets, including for AirgainConnect products, and our ability to create long-term shareholder value. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the market for our antenna products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; supply constraints on our and our customer's ability to obtain necessary components in our respective supply chains may negatively affect our sales and operating results; the COVID-19 pandemic may continue to disrupt and otherwise adversely affect our operations and those of our suppliers, partners, distributors and ultimate end customers, and the overall global supply shortage and logistics delays within the supply chain that our products are used in, as well as adversely affecting the general U.S. and global economic conditions and financial markets, and, ultimately, our sales and operating results; our products are subject to intense competition, including competition from the customers to whom we sell and competitive pressures from existing and new companies may harm our business, sales, growth rates, and market share; risks associated with the performance of our products; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers, including our ability to transition to provide a more diverse solutions capability; we sell to customers who are price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a few contract manufacturers to produce and ship all of our products, a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and we undertake no obligation to revise or update this press release to reflect events or circumstances

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after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income (loss) attributable to common stockholders (non-GAAP net income (loss)), non-GAAP net income (loss) per (basic or diluted) share (non-GAAP EPS), non-GAAP operating expense, non-GAAP gross profit and non-GAAP gross margin. We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP EPS, we exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock awards; other income as well as interest income offset by interest expense; depreciation and/or amortization; change in the fair value of contingent consideration, acquisition-related expenses, amortization of inventory step-up and provision (benefit) for income taxes. In computing non-GAAP operating expense, we exclude stock-based compensation expense, amortization of intangibles, change in the fair value of contingent consideration and acquisition-related expenses. In computing non-GAAP gross profit and non-GAAP gross margin, we exclude stock-based compensation expense, amortization of inventory step-up and amortization of intangible assets. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash operating expenses; we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control and are not necessarily reflective of operational performance during a period.

Our non-GAAP measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP net income (loss), non-GAAP EPS, non-GAAP operating expense, non-GAAP gross profit and non-GAAP gross margin are not measurements of financial performance under GAAP and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. Reconciliations with specific adjustments to GAAP results and outlooks are provided at the end of this release.

Airgain Contact

David B. Lyle

Chief Financial Officer

Airgain, Inc.

investors@airgain.com

Airgain Investor Contact

Matt Glover

Gateway Group, Inc.

+1 949 574 3860

AIRG@gatewayir.com

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Airgain, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

(Unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$18,954	$38,173
Trade accounts receivable, net	10,351	4,782
Inventory	6,546	1,016
Prepaid expenses and other current assets	1,499	1,462
Total current assets	37,350	45,433
Property and equipment, net	2,698	2,377
Leased right-of-use assets	2,840	—
Goodwill	10,845	3,700
Intangible assets, net	14,985	3,168
Other assets	474	249
Total assets	$69,192	$54,927
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,891	$2,975
Accrued compensation	1,753	2,655
Accrued liabilities and other	2,187	1,187
Short-term lease liabilities	864	—
Deferred purchase price liabilities	8,346	—
Current portion of deferred rent obligation under operating lease	—	39
Total current liabilities	19,041	6,856
Deferred tax liability	103	58
Long-term lease liabilities	2,274	—
Deferred rent obligation under operating lease	—	271
Total liabilities	21,418	7,185
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, par value $0.0001, 200,000 shares authorized; 10,636 shares issued and 10,095 shares outstanding at September 30, 2021; and 10,318 shares issued and 9,784 shares outstanding at December 31, 2020	105,926	100,356
Treasury stock, at cost: 541 shares at September 30, 2021 and 534 shares at December 31, 2020.	(5,364)	(5,267)
Accumulated deficit	(52,788)	(47,347)
Total stockholders’ equity	47,774	47,742
Total liabilities and stockholders’ equity	$69,192	$54,927

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Airgain, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Sales	$15,455	$17,297	$13,010	$50,129	$35,672
Cost of goods sold	9,909	9,998	6,981	30,387	18,924
Gross profit	5,546	7,299	6,029	19,742	16,748
Operating expenses:
Research and development	2,698	2,726	2,231	8,130	6,873
Sales and marketing	2,484	2,489	1,559	7,412	4,477
General and administrative	3,307	3,261	2,439	10,201	7,506
Change in fair value of contingent consideration	103	1,557	—	1,660	—
Total operating expenses	8,592	10,033	6,229	27,403	18,856
Loss from operations	(3,046)	(2,734)	(200)	(7,661)	(2,108)
Other expense (income):
Interest income, net	(6)	(7)	(23)	(21)	(194)
Other expense	(1)	9	—	15	11
Total other income	(7)	2	(23)	(6)	(183)
Loss before income taxes	(3,039)	(2,736)	(177)	(7,655)	(1,925)
Provision (benefit) for income taxes	30	(127)	84	(2,214)	274
Net loss	$(3,069)	$(2,609)	$(261)	$(5,441)	$(2,199)
Net income loss per share:
Basic	$(0.30)	$(0.26)	$(0.03)	$(0.54)	$(0.23)
Diluted	$(0.30)	$(0.26)	$(0.03)	$(0.54)	$(0.23)
Weighted average shares used in calculating income (loss) per share:
Basic	10,082	10,026	9,710	9,993	9,694
Diluted	10,082	10,026	9,710	9,993	9,694

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Airgain, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine months ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(5,441)	$(2,199)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	389	348
Loss on disposal of property and equipment	—	11
Amortization of intangible assets	2,248	475
Amortization of premium on investments, net	—	49
Stock-based compensation	3,004	1,956
Change in fair value of contingent consideration	1,660	—
Deferred tax liability	(2,285)	(8)
Changes in operating assets and liabilities:
Trade accounts receivable	(4,442)	3,474
Inventory	(3,859)	116
Prepaid expenses and other current assets	104	(120)
Other assets	(31)	—
Accounts payable	2,217	(756)
Accrued compensation	(1,041)	(433)
Accrued liabilities and other	568	564
Lease liabilities	(12)	—
Net cash provided by (used in) operating activities	(6,921)	3,477
Cash flows from investing activities:
Cash paid for acquisition, net of cash acquired	(14,185)	—
Purchases of available-for-sale securities	—	(753)
Maturities of available-for-sale securities	—	20,199
Purchases of property and equipment	(542)	(560)
Net cash provided by (used in) investing activities	(14,727)	18,886
Cash flows from financing activities:
Repurchases of common stock	(97)	(608)
Proceeds from issuance of common stock, net	2,526	1,018
Net cash provided by financing activities	2,429	410
Net increase (decrease) in cash, cash equivalents and restricted cash	(19,219)	22,773
Cash, cash equivalents, and restricted cash; beginning of period	38,348	13,197
Cash, cash equivalents, and restricted cash; end of period	$19,129	$35,970

Supplemental disclosure of cash flow information:
Taxes paid	$89	$137
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets recorded upon adoption of ASC 842	$3,199	$—
Leased liabilities recorded upon adoption of ASC 842	$3,519	$—
Accrual of property and equipment	$21	$—

Cash and cash equivalents	$18,954	$35,795
Restricted cash included in other assets	175	175
Total cash, cash equivalents, and restricted cash	$19,129	$35,970

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Airgain, Inc.

Sales by Target Market

(in thousands)

(Unaudited)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
Target Market	2021	2021	2020	2021	2020
Consumer	$4,599	$8,905	$10,381	$23,800	$27,489
Enterprise	8,698	6,152	$794	$19,231	$2,575
Automotive	2,158	2,240	$1,835	$7,098	$5,608
Total sales	$15,455	$17,297	$13,010	$50,129	$35,672

Airgain, Inc.

Stock-Based Compensation Expense by Department

(in thousands)

(Unaudited)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Cost of goods sold	$1	$1	$—	$3	$—
Research and development	211	176	124	591	425
Sales and marketing	230	213	101	658	291
General and administrative	626	618	409	1,752	1,240
Total stock-based compensation expense	$1,068	$1,008	$634	$3,004	$1,956

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Airgain, Inc. (in thousands) (Unaudited)

Reconciliation of GAAP to non-GAAP Gross Profit

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Gross profit	$5,546	$7,299	$6,029	$19,742	$16,748
Stock-based compensation	1	1	—	3	—
Amortization of intangible assets	93	101	32	276	99
Amortization of inventory step-up	—	—	—	352	—
Non-GAAP gross profit	$5,640	$7,401	$6,061	$20,373	$16,847

Reconciliation of GAAP to non-GAAP Gross Margin

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Gross margin	35.9%	42.2%	46.3%	39.4%	46.9%
Stock-based compensation	0.0%	0.0%	0.0%	0.0%	0.0%
Amortization of intangible assets	0.6%	0.6%	0.3%	0.5%	0.3%
Amortization of inventory step-up	0.0%	0.0%	0.0%	0.7%	0.0%
Non-GAAP gross margin	36.5%	42.8%	46.6%	40.6%	47.2%

Reconciliation of GAAP to non-GAAP Operating Expenses

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Operating expenses	$8,592	$10,033	$6,229	$27,403	$18,856
Stock-based compensation expense	(1,067)	(1,007)	(634)	(3,001)	(1,956)
Amortization of intangible assets	(672)	(666)	(121)	(1,972)	(376)
Change in fair value of contingent consideration	(103)	(1,557)	—	(1,660)	—
Acquisition-related expenses	—	—	—	(189)	—
Non-GAAP operating expenses	$6,750	$6,803	$5,474	$20,581	$16,524

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Airgain, Inc.

(in thousands, except per share data)

(Unaudited)

Reconciliation of GAAP to non-GAAP Net Income (Loss)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Net loss	$(3,069)	$(2,609)	$(261)	$(5,441)	$(2,199)
Stock-based compensation expense	1,068	1,008	634	3,004	1,956
Amortization of intangible assets	765	767	153	2,248	475
Change in fair value of contingent consideration	103	1,557	—	1,660	—
Acquisition-related expenses	—	—	—	189	—
Amortization of inventory step-up	—	—	—	352	—
Other income	(6)	(7)	(23)	(21)	(183)
Provision (benefit) for income taxes	30	(127)	84	(2,214)	274
Non-GAAP net income (loss) attributable to common stockholders	$(1,109)	$589	$587	$(223)	$323

Non-GAAP net income (loss) per share:
Basic	$(0.11)	$0.06	$0.06	$(0.02)	$0.03
Diluted	$(0.11)	$0.05	$0.06	$(0.02)	$0.03
Weighted average shares used in calculating non-GAAP net income (loss) per share:
Basic	10,082	10,026	9,710	9,993	9,694
Diluted	10,082	10,786	10,069	9,993	9,929

Reconciliation of Net Loss to Adjusted EBITDA

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Net income (loss)	$(3,069)	$(2,609)	$(261)	$(5,441)	$(2,199)
Stock-based compensation expense	1,068	1,008	634	3,004	1,956
Depreciation and amortization	896	894	259	2,637	823
Change in fair value of contingent consideration	103	1,557	—	1,660	—
Amortization of inventory step-up	—	—	—	352	—
Acquisition-related expenses	—	—	—	189	—
Interest income	(6)	(7)	(23)	(21)	(194)
Provision (benefit) for income taxes	30	(127)	84	(2,214)	274
Adjusted EBITDA	$(978)	$716	$693	$166	$660

3611 Valley Centre Drive, Suite 150 San Diego, CA 92130 USA +1 760 579 0200	12

Q4-2021 Financial Outlook

Reconciliations of GAAP to Non-GAAP Gross Margin, Operating Expense, Net Loss, EPS and to Adjusted EBITDA
For the Three Months Ended December 31, 2021
(in millions, except per share data)

Gross Margin Reconciliation:
GAAP gross margin	33.5%
Amortization	0.5%
Non-GAAP gross margin	34.0%

Operating Expense Reconciliation:		EPS Reconciliation(1):
GAAP operating expenses	$9.12	GAAP EPS	$(0.44)
Stock-based compensation	(1.09)	Stock-based compensation	0.11
Amortization	(0.67)	Amortization	0.07
Change in fair value of contingent consideration	(0.36)	Change in fair value of contingent consideration	0.04
Non-GAAP operating expenses	$7.00	Non-GAAP EPS	$(0.22)

Net Loss Reconciliation		Adjusted EBITDA Reconciliation
GAAP net loss	$(4.48)	GAAP net loss	$(4.48)
Stock-based compensation	1.09	Stock-based compensation	1.09
Amortization	0.76	Depreciation and amortization	0.90
Change in fair value of contingent consideration	0.36	Change in fair value of contingent consideration	0.36
Interest income, net	(0.01)	Interest income, net	(0.01)
Provision for income taxes	0.05	Provision for income taxes	0.05
Non-GAAP net loss	$(2.23)	Adjusted EBITDA	$(2.09)

(1) Amounts are based on 10.2 million weighted average shares outstanding.

3611 Valley Centre Drive, Suite 150 San Diego, CA 92130 USA +1 760 579 0200	13